Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS THIRD QUARTER 2017 RESULTS

Third Quarter 2017 Financial Highlights*:

•	Revenue of $92.0 million.

•	On a GAAP basis, net loss of $43.1 million or $0.35 per basic and diluted share.

•	On a Non-GAAP basis, net income of $5.3 million or $0.04 per basic and diluted share.

•	Gross margin of 58.0% on a GAAP basis and 58.1% on a non-GAAP basis.
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - November 7, 2017 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the leading provider of customizable smart connectivity solutions, announced financial results today for the fiscal third quarter ended September 30, 2017.
The Company reported revenue for the third quarter of 2017 of $92.0 million, which decreased 2.3% sequentially, as compared to the second quarter 2017 revenue of $94.1 million, and decreased 18.8%, as compared to the third quarter 2016 revenue of $113.2 million.
Gross margin on a GAAP basis was 58.0% for the third quarter of 2017, as compared to the second quarter of 2017 gross margin of 54.4% and 59.5% for the third quarter of 2016. Gross margin for the third quarter of 2017 was 58.1% on a non-GAAP basis, as compared to 54.6% for the second quarter of 2017 and 59.8% for the third quarter of 2016.
Total operating expenses for the third quarter of 2017 were $90.8 million on a GAAP basis, including an intangible asset impairment charge of $36.2 million, as compared to $59.9 million for the second quarter of 2017 and $73.4 million for the third quarter of 2016. Total operating expenses were $44.6 million for the third quarter of 2017 on a non-GAAP basis, as compared to $46.0 million for the second quarter of 2017, and $52.9 million for the third quarter of 2016.

GAAP net loss for the third quarter of 2017 was $43.1 million ($0.35 per basic and diluted share), as compared to a net loss on a GAAP basis in the prior quarter of $13.0 million ($0.11 per basic and diluted share), and a net loss on a GAAP basis in the year ago period of $12.4 million ($0.10 per basic and diluted share). Non-GAAP net income for the third quarter of 2017 was $5.3 million ($0.04 per basic and diluted share), as compared to $0.1 million ($0.00 per basic and diluted share) in the prior quarter, and $5.9 million ($0.05 per basic and diluted share) in the year ago period. For a reconciliation of U.S. GAAP to Non-GAAP please see the table titled, “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” provided as part of this press release.

Darin G. Billerbeck, President and Chief Executive Officer, said, "Product revenue increased in our three core markets in the third quarter of 2017 as compared to the second quarter of 2017. Our core business continues to grow while we invest in new solutions for opportunities at the edge of the cloud -- opportunities that perfectly align to Lattice's technology and strategy. While our IP and services were down, growth in our silicon revenue offset a majority of this decline. We expect to exit the year leveraging our core business stability and new design wins to take advantage of the significant growth opportunities in front of us. We will continue to execute on our plan to drive OpEx lower as we focus on generating higher free cash flow to pay down our debt and invest into areas of strength."

Max Downing, Chief Financial Officer, added, "We are seeing positive results from the decisive actions we took to reduce operating expenses and to maximize profitability. In-line with our plan, we completed the sale of our Shanghai building in the quarter, which resulted in a gain on the sale of $4.6 million. We also took an intangible asset impairment charge of $36.2 million related to our previously announced strategic decision to cease future investment in wired application specific standard product development as we concentrate our resources on higher potential growth opportunities. In addition to the headcount and spin-out actions, we have a number of other cost structure improvements that are well underway and expected to benefit us in 2018, putting us on track to deliver additional improved financial results. We ended the third quarter of 2017 with approximately $108 million in cash and investments, up meaningfully from approximately $85 million in the second quarter of 2017."

Recent Business Highlights

•
CrossLink Adds Modular IP Cores to Support Intelligence at the Edge Applications: Lattice announced the availability of seven new modular IP cores for its award winning CrossLink FPGA product for increased design flexibility to support consumer, industrial and automotive applications. These modular IP cores offer the building blocks for customers to create their own unique video bridging solutions. Announced in May 2016, the CrossLink product was designed to address barriers faced by the increasingly complex and dynamic video market. Lattice equipped designers with a new way to deliver low power and compact bridging solutions without compromising performance to deliver cutting-edge innovations for multiple growth markets including automotive, AR/VR and drones. The new IP cores add to an already robust suite of tools to support quickly evolving intelligence at the edge applications.

•
Continued Success and Leadership in AR and VR Applications: Guangdong Virtual Reality Technology Co., Ltd. (Ximmerse), a provider of interaction systems for mobile AR/VR applications, selected Lattice’s low power, small form factor ECP5™ FPGA to perform stereo vision computing in their AR/VR tracking platform. Lattice’s market-

leading ECP5 FPGAs are ideal for flexible connectivity and acceleration at the edge due to their low power, small form factor and low cost, delivering an energy-efficient, low latency solution.

•
Launched Solution to Expedite Embedded Vision Design and Prototyping: Lattice’s first-of-its-kind development kit combines its CrossLink™ video bridging FPGA, ECP5™ processing FPGA and high-resolution HDMI® ASSP into a single, modular platform, along with Helion’s pre-packaged ISP options. This provides a complete hardware and software solution to expedite the development of advanced applications at the edge, including embedded vision applications in Industry 4.0 applications, robotics, drones, automotive, AR and intelligent cameras for smart cities.

•
Lattice's iCE40 FPGA Enables Low Latency and Concurrent Sensor Processing in SteamVR Tracking: Valve selected Lattice’s low power and low cost iCE40™ FPGA to enable concurrent data capture and processing for its SteamVR™ Tracking. As a low power and low latency sensor hub on the SteamVR tracking platform, Lattice’s iCE40 FPGA significantly reduces the number of signals that need to be routed from the sensors to the applications processor (AP) / microcontrollers (MCUs) on the printed circuit board (PCB), which in turn reduces EMI emissions, PCB congestion and improves signal integrity.

Business Outlook - Fourth Quarter 2017*:

•	Revenue for the fourth quarter of 2017 is expected to be between approximately $92 million and $97 million.

•	Gross margin percentage for the fourth quarter of 2017 is expected to be approximately 56% plus or minus 2% on both a GAAP and non-GAAP basis.

•	Total operating expenses are expected to be between approximately $53 million and $55 million on a GAAP basis and between approximately $43 million and $45 million on a non-GAAP basis.
* For a reconciliation of GAAP to non-GAAP business outlook, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the third quarter of 2017 and business outlook for the fourth quarter of 2017 on Tuesday, November 7 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-684-5603 or 1-918-398-4852 with conference identification number 51993386. An accompanying presentation and live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.
A replay of the call will be available approximately 2 hours after the conclusion of the live call through 11:59 p.m. Eastern Time on November 21, 2017, by telephone at 1-404-537-3406. To access the replay, use conference identification number 5199386. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that we will deliver new solutions for opportunities at the edge of the cloud that will perfectly align to Lattice's technology and strategy; that we will exit the year leveraging our core business stability and new design wins to take advantage of the significant growth opportunities in front of us; that we will continue to execute on our plan to drive OpEx lower as we focus on generating higher free cash flow to pay down our debt and invest into areas of strength; that we have a number of other cost savings actions that are well underway and expect them to benefit us in 2018, putting us on track to deliver improved financial results; and the statements under the heading “Business Outlook-Fourth Quarter 2017.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, impairment of intangible assets, purchase accounting adjustments, gain on sale of building, gain or loss on sale of business unit, and the estimated tax effect of these items. These charges and adjustments may be nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. In particular, investors may find the non-GAAP measures useful in reviewing our operating performance without the significant accounting charges resulting from the Silicon Image acquisition, alongside the comparably adjusted prior year results. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA in calculating the annual excess cash flow debt payment. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor Corporation (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, 60 GHz millimeter wave, video ASSP and IP products deliver edge intelligence, edge connectivity, and control solutions to the consumer, communications, industrial, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an ever better and more connected world.

For more information about Lattice please visit www.latticesemi.com. You can also follow us via  LinkedIn,  Twitter,  Facebook, YouTube, WeChat, Weibo or Youku.
# # #
Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenue	$91,971	$94,137	$113,225	$290,695	$308,946
Costs and expenses:
Cost of sales	38,649	42,928	45,801	125,332	125,992
Research and development	25,648	26,820	27,747	79,857	91,270
Selling, general, and administrative	21,290	21,938	29,244	67,133	75,857
Amortization of acquired intangible assets	8,526	8,737	8,260	25,777	25,292
Restructuring	3,071	1,576	317	4,713	8,316
Acquisition related charges	681	867	—	3,208	94
Impairment of acquired intangible assets	36,198	—	7,866	36,198	7,866
Gain on sale of building	(4,624)	—	—	(4,624)	—
	129,439	102,866	119,235	337,594	334,687
Loss from operations	(37,468)	(8,729)	(6,010)	(46,899)	(25,741)
Interest expense	(3,888)	(4,656)	(5,235)	(14,112)	(15,257)
Other (expense) income, net	(1,828)	564	209	(1,412)	3,558
Loss before income taxes and equity in net loss of an unconsolidated affiliate	(43,184)	(12,821)	(11,036)	(62,423)	(37,440)
Income tax (benefit) expense	(331)	47	971	234	7,410
Equity in net loss of an unconsolidated affiliate, net of tax	(199)	(154)	(407)	(692)	(1,085)
Net loss	$(43,052)	$(13,022)	$(12,414)	$(63,349)	$(45,935)

Net loss per share, basic and diluted	$(0.35)	$(0.11)	$(0.10)	$(0.52)	$(0.38)

Shares used in per share calculations, basic and diluted	122,990	122,390	120,584	122,393	119,596

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$107,977	$116,860
Accounts receivable, net	79,030	99,637
Inventories	77,482	79,168
Other current assets	19,913	19,035
Total current assets	284,402	314,700

Property and equipment, net	43,236	49,481
Intangible assets, net of amortization	52,966	118,863
Goodwill	267,514	269,758
Deferred income taxes	242	372
Other long-term assets	13,137	13,709
	$661,497	$766,883

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$70,542	$90,798
Current portion of long-term debt	22,243	33,767
Deferred income and allowances on sales to sell-through distributors and deferred license revenue	36,197	32,985
Total current liabilities	128,982	157,550

Long-term debt	280,381	300,855
Other long-term liabilities	33,842	38,048
Total liabilities	443,205	496,453

Stockholders' equity	218,292	270,430
	$661,497	$766,883

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Net loss	$(63,349)	$(45,935)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45,591	47,908
Impairment of acquired intangible assets	36,198	7,866
Amortization of debt issuance costs and discount	1,680	1,212
Loss on sale or maturity of marketable securities	237	72
Gain on forward contracts	(72)	—
Stock-based compensation expense	9,286	12,107
(Gain) loss on disposal of fixed assets	(197)	263
Gain on sale of building	(4,624)	—
Loss (gain) on sale of assets and business units	1,496	(2,646)
Equity in net loss of an unconsolidated affiliate, net of tax	692	1,085
Changes in assets and liabilities:
Accounts receivable, net	20,687	(5,728)
Inventories	1,519	(4,644)
Prepaid expenses and other assets	3,839	(2,227)
Accounts payable and accrued expenses (includes restructuring)	(17,901)	6,295
Accrued payroll obligations	(2,002)	(454)
Income taxes payable	(711)	1,335
Deferred income and allowances on sales to sell-through distributors	3,862	3,067
Deferred licensing and services revenue	(485)	(258)
Net cash provided by operating activities	35,746	19,318
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	9,689	11,977
Purchases of marketable securities	(7,420)	(5,961)
Proceeds from sale of building	7,895	—
Cash paid for costs of sale of building	(1,004)	—
Capital expenditures	(12,325)	(13,991)
Proceeds from sale of assets and business unit, net of cash sold	967	1,972
Cash paid for a non-marketable equity method investment	(2,000)	(1,000)
Cash paid for software licenses	(6,472)	(7,370)
Net cash used in investing activities	(10,670)	(14,373)
Cash flows from financing activities:
Restricted stock unit withholdings	(2,787)	(2,883)
Proceeds from issuance of common stock	3,452	5,353
Repayment of debt	(33,679)	(4,279)
Net cash used in financing activities	(33,014)	(1,809)

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Effect of exchange rate change on cash	1,381	(579)
Net (decrease) increase in cash and cash equivalents	(6,557)	2,557
Beginning cash and cash equivalents	106,552	84,606
Ending cash and cash equivalents	$99,995	$87,163

Supplemental cash flow information:
Change in unrealized loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$72	$50
Income taxes paid, net of refunds	$2,308	$7,250
Interest paid	$16,379	$13,849
Accrued purchases of plant and equipment	$51	$1,678
Note receivable resulting from sale of assets and business units	$3,050	$—

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	58.0%	54.4%	59.5%	56.9%	59.2%
R&D Expense	27.9%	28.5%	24.5%	27.5%	29.5%
SG&A Expense	23.1%	23.3%	25.8%	23.1%	24.6%
Depreciation and amortization (in thousands)	15,094	15,201	15,556	45,591	47,908
Stock-based compensation expense (in thousands)	2,514	2,929	4,309	9,286	12,107
Restructuring and severance related charges (in thousands)	3,071	1,576	317	4,713	8,316
Net cash provided by (used in) operating activities (thousands)	24,232	3,849	(13,339)	35,746	19,318
Capital expenditures (in thousands)	5,290	3,661	3,889	12,325	13,991
Repayment of debt (in thousands)	—	22,899	875	33,679	4,279
Interest paid (in thousands)	4,285	7,069	4,585	16,379	13,849
Taxes paid (cash, in thousands)	1,332	754	2,386	2,308	7,250

Balance Sheet Information
Current Ratio	2.2	2.3	2.2
A/R Days Revenue Outstanding	78	84	76
Inventory Months	6.0	5.5	5.3

Revenue% (by Geography)
Asia	75%	69%	74%	71%	70%
Europe (incl. Africa)	12%	11%	12%	11%	14%
Americas	13%	20%	14%	18%	16%

Revenue% (by End Market)
Communications and Computing	30%	29%	27%	29%	30%
Mobile and Consumer	28%	27%	31%	29%	27%
Industrial and Automotive	37%	32%	33%	33%	34%
Licensing and Services	5%	12%	9%	9%	9%

Revenue% (by Channel)
Sell-through distribution	68%	66%	62%	65%	58%
Direct	32%	34%	38%	35%	42%

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Gross Margin Reconciliation
GAAP Gross margin	$53,322	$51,209	$67,424	$165,363	$182,954
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	154	180	231	562	656
Non-GAAP Gross margin	$53,476	$51,389	$67,655	$165,925	$184,133

Gross Margin % Reconciliation
GAAP Gross margin %	58.0%	54.4%	59.5%	56.9%	59.2%
Cumulative effect of non-GAAP Gross Margin adjustments	0.1%	0.2%	0.3%	0.2%	0.4%
Non-GAAP Gross margin %	58.1%	54.6%	59.8%	57.1%	59.6%

Operating Expenses Reconciliation
GAAP Operating expenses	$90,790	$59,938	$73,434	$212,262	$208,695
Amortization of acquired intangible assets	(8,526)	(8,737)	(8,260)	(25,777)	(25,292)
Restructuring charges	(3,071)	(1,576)	(317)	(4,713)	(8,316)
Acquisition related charges (1)	(681)	(867)	—	(3,208)	(94)
Impairment of acquired intangible assets	(36,198)	—	(7,866)	(36,198)	(7,866)
Stock-based compensation - operations	(2,360)	(2,749)	(4,078)	(8,724)	(11,451)
Gain on sale of building	4,624	—	—	4,624	—
Non-GAAP Operating expenses	$44,578	$46,009	$52,913	$138,266	$155,676

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Income (Loss) from Operations Reconciliation
GAAP Loss from operations	$(37,468)	$(8,729)	$(6,010)	$(46,899)	$(25,741)
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	154	180	231	562	656
Amortization of acquired intangible assets	8,526	8,737	8,260	25,777	25,292
Restructuring charges	3,071	1,576	317	4,713	8,316
Acquisition related charges (1)	681	867	—	3,208	94
Impairment of acquired intangible assets	36,198	—	7,866	36,198	7,866
Stock-based compensation - operations	2,360	2,749	4,078	8,724	11,451
Gain on sale of building	(4,624)	—	—	(4,624)	—
Non-GAAP Income from operations	$8,898	$5,380	$14,742	$27,659	$28,457

Income (Loss) from Operations % Reconciliation
GAAP Loss from operations %	(40.7)%	(9.3)%	(5.3)%	(16.1)%	(8.3)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	50.4%	15.0%	18.3%	25.6%	17.5%
Non-GAAP Income from operations %	9.7%	5.7%	13.0%	9.5%	9.2%

Other (Expense) Income, Net Reconciliation
GAAP Other (expense) income, net	$(1,828)	$564	$209	$(1,412)	$3,558
Loss (gain) on sale of assets and business units	1,796	(300)	—	1,496	(2,646)
Non-GAAP Other (expense) income, net	$(32)	$264	$209	$84	$912

Income Tax (Benefit) Expense Reconciliation
GAAP Income tax (benefit) expense	$(331)	$47	$971	$234	$7,410
Estimated tax effect of non-GAAP adjustments (2)	(218)	663	2,389	142	438
Non-GAAP Income tax (benefit) expense	$(549)	$710	$3,360	$376	$7,848

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net Income (Loss) Reconciliation
GAAP Net loss	$(43,052)	$(13,022)	$(12,414)	$(63,349)	$(45,935)
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	154	180	231	562	656
Amortization of acquired intangible assets	8,526	8,737	8,260	25,777	25,292
Restructuring charges	3,071	1,576	317	4,713	8,316
Acquisition related charges (1)	681	867	—	3,208	94
Impairment of acquired intangible assets	36,198	—	7,866	36,198	7,866
Stock-based compensation - operations	2,360	2,749	4,078	8,724	11,451
Gain on sale of building	(4,624)	—	—	(4,624)	—
Loss (gain) on sale of assets and business units	1,796	(300)	—	1,496	(2,646)
Estimated tax effect of non-GAAP adjustments (2)	218	(663)	(2,389)	(142)	(438)
Non-GAAP Net income (loss)	$5,328	$124	$5,949	$12,563	$5,179

Net Income (Loss) Per Share Reconciliation
GAAP Net loss per share - basic and diluted	$(0.35)	$(0.11)	$(0.10)	$(0.52)	$(0.38)
Cumulative effect of Non-GAAP adjustments	0.39	0.11	0.15	0.62	0.42
Non-GAAP Net income (loss) per share - basic and diluted	$0.04	$—	$0.05	$0.10	$0.04

Shares used in per share calculations:
Basic	122,990	122,390	120,584	122,393	119,596
Diluted - GAAP (3)	122,990	122,390	120,584	122,393	119,596
Diluted - Non-GAAP (3)	124,225	124,527	122,236	124,454	121,232

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 30, 2017

Business Outlook - Fourth Quarter 2017	Low	Midpoint	High

GAAP Operating expenses	$53,000	$54,000	$55,000
Amortization of acquired intangible assets	-2%	(5,000)	+2%
Restructuring charges	-2%	(3,000)	+2%
Stock-based compensation - operations	-2%	(2,000)	+2%
Non-GAAP Operating expenses	$43,000	$44,000	$45,000